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                                                                   Exhibit 10.18

                         SECOND AMENDED AND RESTATED
                             REVOLVING CREDIT NOTE

$6,500,000                                              Pittsburgh, Pennsylvania
                                                                January 30, 1998


  THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE (this Second Amended and Restated Revolving Credit Note, together with all extensions, renewals, amendments, substitutions and replacements hereto and hereof, is hereinafter referred to as this "Revolving Credit Note") is executed and delivered under and pursuant to the terms of that certain Second Amended and Restated Credit Agreement dated as of even date herewith (the Second Amended and Restated Credit Agreement, together with all exhibits, schedules, amendments, extensions, renewals, substitutions and replacements thereto and thereof is hereinafter referred to as the "Credit Agreement") by and between UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC. (the "Borrower") and PNC BANK, NATIONAL ASSOCIATION (the "Bank").

  FOR VALUE RECEIVED the Borrower promises to pay to the order of the Bank at the Bank's principal office at One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222 the lesser of (i) SIX MILLION FIVE HUNDRED THOUSAND DOLLARS ($6,500,000) or (ii) the aggregate unpaid principal amount of all Loans and advances made by the Bank to the Borrower pursuant to Section 2.1 of the Credit Agreement and reflected on the Loan Account maintained by the Bank pursuant to
Section 2.7 of the Credit Agreement.

  The outstanding principal balance hereunder shall be due and payable in its entirety at maturity, whether on the Revolving Credit Termination Date, upon acceleration, or otherwise, all as more fully described in the Credit Agreement.

  Interest on the unpaid principal balance hereof shall be due and payable monthly in arrears on or about the last day of each month for the month just ended and at maturity, whether on the Revolving Credit Termination Date, upon acceleration, or otherwise, and shall be calculated and paid in accordance with the terms of the Credit Agreement. The interest rate will be adjusted, when necessary and if appropriate, in accordance with the terms of the Credit Agreement. Interest payments shall be made at the office of the Bank set forth above.

  This Revolving Credit Note is the Revolving Credit Note referred to in the Credit Agreement. Reference is made to the provisions in the Credit Agreement for the prepayment hereof and the acceleration of the maturity hereof. All of the terms, conditions, covenants, representations and warranties of the Credit Agreement are incorporated herein by reference as if same were more fully set forth at length herein. All capitalized terms used herein as defined terms which are not defined herein but which are defined in the Credit Agreement shall have the same meanings herein as are given to them in the Credit Agreement.

  Upon the occurrence of any Event of Default specified in the Credit Agreement, the principal hereof and accrued interest hereon may become forthwith due and payable, all as provided in the Credit Agreement.

  This Second Amended and Restated Revolving Credit Note amends and restates in its entirety, and continues to evidence the Indebtedness evidenced by, the Amended and Restated Revolving Credit Note dated January 31, 1996 in the principal amount of $6,500,000 made payable by the Borrower to the Bank. No advances have been made or are being made by the Bank to satisfy the Obligations evidenced by such Amended and Restated Revolving Credit Note, and this Second Amended and Restated Revolving Credit Note is not a novation thereof. Nothing herein shall be

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construed to release, cancel, terminate or otherwise impair the status or priority of the liens and security interests granted by the Borrower as security for the Obligations evidenced by such Amended and Restated Revolving Credit Note.

  Demand, presentation, protest and notice of dishonor are hereby waived.

  POWER TO CONFESS JUDGMENT  The Borrower hereby empowers any attorney of any
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court of record within the Commonwealth of Pennsylvania, after the occurrence of any Event of Default, to appear for the Borrower and, with or without complaint filed, confess judgment, or a series of judgments, against the Borrower in favor of the Bank or any holder hereof for the entire principal balance of this Revolving Credit Note and all accrued interest, together with costs of suit and an attorney's commission of the greater of 5% of such principal and interest or $1,000 added as a reasonable attorney's fee, and for doing so, this Revolving Credit Note or a copy verified by affidavit shall be a sufficient warrant. The Borrower hereby forever waives and releases all errors in said proceedings and all rights of appeal and all relief from any and all appraisement, stay or exemption laws of any state now in force or hereafter enacted. Interest on any such judgment shall accrue at the Default Rate.

  No single exercise of the foregoing power to confess judgment, or a series of judgments, shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, but the power shall continue undiminished and it may be exercised from time to time as often as the Bank shall elect until such time as the Bank shall have received payment in full of the debt, interest and costs.

  Upon the Borrower's payment in full of all amounts due by the Borrower to the Bank hereunder, and upon the Borrower's full discharge and satisfaction of all of the other Obligations under the Credit Agreement and the termination of the Revolving Credit Commitment, the Bank shall mark this Note "PAID" and return it to the Borrower.

  IN WITNESS WHEREOF, the Borrower, with the intent to be legally bound hereby, has caused this Revolving Credit Note to be executed by its duly authorized officer as of the date first written above.

ATTEST:                               UNIVERSAL STAINLESS & ALLOY
                                      PRODUCTS, INC.



/s/ Paul A. McGrath                    /s/ Richard M. Ubinger
______________________________        ___________________________________ (SEAL)
Name: Paul A. McGrath                 Name: Richard M. Ubinger
Title: Director Employee              Title: CFO/Treasurer
       Relations/General Counsel

BF  78055.4   1/28/98
000011 - 016885

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